UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary information statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☑ Definitive information statement

Strategy Shares
(Name of Registrant as Specified in Its Charter)

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	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Strategy Shares

36 N. New York Ave.

Huntington, NY 11743

August 24, 2016

Dear Shareholders,

The enclosed document is purely for informational purposes. You are not being asked to vote or take action on any matter. The document relates to the appointment of a new investment sub-adviser to the US Market Rotation Strategy ETF, formerly known as the US Equity Rotation Strategy ETF (the “Fund”), a series of Strategy Shares.

As described in the enclosed Information Statement, the Board of Trustees of Strategy Shares has approved Tuttle Tactical Management, LLC as an investment sub-adviser to the Fund, and has approved a sub-advisory agreement with Tuttle Tactical Management, LLC on the terms described herein.

As always, please feel free to contact the Fund at (855) 477-3837 with any questions you may have.

Jennifer Bailey

Secretary

Strategy Shares

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STRATEGY SHARES

U.S. Market Rotation Strategy ETF

(formerly, the US Equity Rotation Strategy ETF)

(the “Fund”)

August 24, 2016

36 N. New York Ave.

Huntington, NY 11743

INFORMATION STATEMENT

This information Statement is being provided to the shareholders of the Fund, a series of Strategy Shares (the “Trust”). This Information Statement is in lieu of a proxy statement, pursuant to the terms of an amended exemptive order that an affiliate of Rational Advisors, Inc. (the Fund’s investment adviser, the “Adviser”) received from the U.S. Securities and Exchange Commission (the “SEC”) on January 14, 2014 (the “Order”). The Order permits the Adviser to hire or replace investment sub-advisers and to make changes to existing sub-advisory agreements with the approval of the Board of Trustees (the “Board of Trustees” or the “Board” or the “Trustees”), without obtaining shareholder approval. Under the conditions of the Order, the Board must provide notice to shareholders within ninety (90) days of hiring a new sub-adviser or implementing any material change in a sub-advisory agreement.

At an in person meeting held on May 26, 2016, the Board, including all Independent Trustees, considered and approved Tuttle Tactical Management, LLC (the “Sub-Adviser”) to serve as a sub-adviser to the Fund. At that time, the sub-advisory agreement between the Adviser and Sub-Adviser, with respect to the Fund (the “Sub-Advisory Agreement”) (in substantially the form attached hereto as Annex A) was approved by the Board. The Sub-Advisory Agreement with Sub-Adviser became effective June 1, 2016, when the parties executed the Sub-Advisory Agreement. The Sub-Adviser commenced sub-advisory services for the Fund on June 1, 2016.

This Information Statement is being supplied to shareholders to fulfill the notice requirement, and a notice regarding the website availability of this Information Statement will be mailed on or about August 26, 3016 to the Fund’s shareholders of record as of August 11, 2016 (the “Record Date”). This Information Statement describes the Sub-Advisory Agreement between the Adviser and the Sub-adviser with respect to the Fund. As of the Record Date, there were issued and outstanding 125,000 shares of the Fund. As there will be no vote taken, no shares are entitled to vote on the matters discussed in this Information Statement.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

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The Trust will furnish, without charge, a copy of the Fund’s most recent annual or semi-annual report to any shareholder upon request. To obtain the Fund’s annual or semi-annual report, please contact the Fund by calling (855) 477-3837 or by writing to Strategy Shares, 36 North New York Avenue, Huntington, NY 11743

I.	BACKGROUND

Strategy Shares is an open-end investment management company, consisting of several series, each commonly known as a “mutual fund,” and each fund sells and redeems shares every day that it is open for business. The Trust was organized as a Delaware statutory trust by a Certificate of Trust filed September 7, 2010, with the Secretary of State of Delaware, and is registered with the SEC under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund represents a series of beneficial interest in the Trust having different investment objectives, investment restrictions, investment programs and investment advisers than the other series of the Trust.

The Adviser is located at 36 N. New York Avenue, 2nd Floor, Huntington, NY 11743. Pursuant to an investment advisory agreement with the Trust, on behalf of the Fund (the “Advisory Agreement”), the Adviser, subject to the supervision of the Board and in conformity with the stated policies of the Fund, manages the operations of the Fund, selecting investments according to the Fund’s investment objectives, policies and restrictions. The Adviser may retain one or more sub-advisers, at its own cost and expense, subject to the approval of the Board, for the purpose of managing the investment of all or a portion of the assets of the Fund.

The Fund uses a “multi-manager” approach by selecting one or more sub-advisers to manage the Fund’s assets. Section 15(a) of the 1940 Act generally requires the shareholders of a mutual fund to approve an agreement pursuant to which a person serves as the investment adviser or sub-adviser for the mutual fund. As indicated above, the Trust and the Adviser have obtained an Order that permits the Adviser to enter into sub-advisory agreements with sub-advisers without obtaining shareholder approval. The Adviser, subject to the review and approval of the Board of Trustees, selects sub-advisers for the Fund, and supervises and monitors the performance of each sub-adviser. The Order also permits the Adviser, subject to the approval of the Board, to replace sub-advisers or amend sub-advisory agreements without shareholder approval (except in the case of affiliated sub-advisers) whenever the Adviser and the Board believe such action will benefit the Fund and its shareholders. The Trust may rely on the Order provided the Fund is managed by the Adviser and complies with the terms and conditions set forth in the application for the Order.

Additionally, the Order grants relief from certain disclosure requirements, allowing the Fund to include and disclose only Aggregate Fee Disclosure (as described below), under certain rules and forms, including the Fund’s reports to shareholders and Statement of Additional Information. Aggregate Fee Disclosure refers to (i) the aggregate fees paid by the Fund to the Adviser and any affiliated sub-adviser, and (ii) the aggregate fees paid by the Adviser to sub-advisers other than affiliated sub-advisers.

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II. ADVISORY AGREEMENT

The current Advisory Agreement between the Trust and the Adviser was adopted and approved by the Board of Trustees, including a majority of the Independent Trustees, at a meeting held on October 27, 2015 and was approved by the shareholders of the Fund at a meeting held on December 18, 2015. The Advisory Agreement became effective on January 1, 2016 for an initial term of two years.

Pursuant to the Advisory Agreement, the Adviser receives a fee paid monthly at the annual rate of 0.60% the Fund's average daily net assets, and the Adviser may pay the Sub-Adviser a portion of its advisory fee.

The Adviser has contractually agreed to reduce its fees and reimburse expenses of the Fund until at least August 31, 2017, to ensure the total annual Fund operating expenses after fee waiver and/or reimbursement (excluding any front-end or contingent deferred loads, brokerage fees and commissions, acquired fund fees and expenses, fees and expenses associated with instruments in other collective investment vehicles or derivative instruments (including for example options and swap fees and expenses), borrowing costs (such as interest and dividend expense on securities sold short), taxes, expenses incurred in connection with any merger or reorganization, and extraordinary expenses, such as litigation expenses (which may include indemnification of Fund officers and Trustees and contractual indemnification of Fund service providers (other than the adviser)) will not exceed 0.95% of the Fund’s average daily net assets. These fee waivers and expense reimbursements are subject to possible recoupment from the Fund in future years on a rolling three year basis (within the three years after the fees have been waived or reimbursed) if such recoupment can be achieved within the foregoing expense limits.

Under the Sub-Advisory Agreement, the Adviser is responsible for all fees payable to the Sub-Adviser for its services as a Sub-Adviser to the Fund. The Fund is not responsible for the payment of any portion of such fees. Accordingly, appointment of the Sub-Adviser to the Fund does not affect the management fees paid by the Fund or its shareholders. The Sub-Adviser is entitled to such fee computed daily and paid monthly, calculated at an annual rate based on its managed portion of the Fund’s average daily net assets.

For the fiscal year ended April 30, 2016, the Adviser earned advisory fees of $32,775 from the Fund, all of which was waived by the Adviser. As of April 30, 2016, the Adviser had not paid any sub-advisory fees to the Sub-Adviser.

III. THE SUB-ADVISORY AGREEMENT

At the May 26, 2016 in-person meeting, the Board approved the hiring of the Sub-Adviser to the Fund pursuant to a Sub-Advisory Agreement between the Adviser and Sub-Adviser. Pursuant to the terms of the Sub-Advisory Agreement, the Adviser has delegated certain of its duties to the Sub-Adviser. The Sub-Adviser acts as investment adviser and is responsible for the investment management of a portion of the Fund’s assets (the “Allocated Portion”). At all times, the Sub-Adviser is subject to the supervision of the Adviser and the Board. The terms of the Sub-

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Advisory Agreement provide that the Sub-Adviser will maintain appropriate books and records in respect of the Allocated Portion, and further that the Sub-Adviser will provide a quarterly Investment Report to the Adviser. In consideration of the Sub-Adviser’s services, the Sub-Adviser is entitled to an annualized fee, accrued daily and paid monthly from the Adviser.

As compensation for its services, the Fund pays the Adviser a fee paid monthly at an annual rate of 0.60% of the Fund’s average daily net assets. The Adviser separately pays the Sub-Adviser 65% of the net advisory fee it earns from the Fund.

Under the terms of the Sub-Advisory Agreement, the Sub-Adviser to the Fund will serve subject to the supervision of the Adviser and the plenary authority of the Board. The Sub-Adviser, at its own expense, will furnish necessary investment and management facilities to conduct the investment activities of the Sub-Adviser Assets and pay the salaries of its personnel. In addition, under the Sub-Advisory Agreement: (a) the Sub-Adviser shall indemnify the Adviser, its affiliates, officers, controlling persons, agents, and employees for, and hold it harmless against, any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Sub-Adviser) or litigation (including reasonable legal and other expenses) (“Losses”), to which the Adviser became subject to as a direct result of the Sub-Adviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard of its obligations and duties under the Sub-Advisory Agreement. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser, or reckless disregard of its obligations and duties under the Sub-Advisory Agreement, none of the Sub-Adviser, its affiliates or their respective officers, controlling persons, members, managers, directors, trustees, partners, shareholders, agents or employees (each, an “Indemnified Person” and collectively, the “Indemnified Persons”) shall be subject to any liability to the Adviser, the Fund or the Trust for any act or omission to act in the course of, or connected with, rendering services under the Sub-Advisory Agreement. The Sub-Adviser does not guarantee the future performance of the Allocated Portion or any specific level of performance (either relative or absolute), the success of any investment decision or strategy the Sub-Adviser may use, or the success of the Sub-Adviser’s overall management of the Allocated Portion; (b) neither the Adviser (including its affiliates, their officers, controlling persons, agents or employees) nor the Sub-Adviser (including all Indemnified Persons) shall be liable to one another for special, consequential or incidental damages; (c) the Adviser agrees to indemnify the Indemnified Persons for, and hold each Indemnified Person harmless against, any and all Losses to which such Indemnified Persons may become subject to as a direct result of the Sub-Advisory Agreement or the Sub-Adviser’s performance or non-performance of its duties under the Sub-Advisory Agreement; provided, however, that nothing contained in the Sub-Advisory Agreement shall require that the Sub-Adviser be indemnified for Losses that resulted from the Sub-Adviser’s willful misfeasance, bad faith, or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under the Sub-Advisory Agreement; and (d) the Sub-Adviser shall not be liable to the Adviser for losses that resulted from the Adviser’s willful misfeasance, bad faith or gross negligence in the performance of tis duties or from reckless disregard by it of its obligations and duties under the Sub-Advisory Agreement.

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The Sub-Advisory Agreement has an initial term of two years from the [date of its execution], and thereafter shall continue in effect for successive annual periods provided such continuance is approved at least annually by the Board or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Fund (except as such vote may be unnecessary pursuant to relief granted by the Order); provided that in either event its continuance is also approved by a majority of the Trust’s Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to the Sub-Advisory Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. The Sub-Advisory Agreement terminates automatically in the event of its “assignment,” as defined in the 1940 Act. The Sub-Advisory Agreement may also be terminated, at any time with respect to the Fund, without payment of any penalty (i) by a vote of the majority of the Trust’s Board of Trustees, or by vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to the Sub-Adviser; (ii) by the Adviser upon at least thirty (30) days’, but not more than sixty (60) days’ written notice to the Sub-Adviser, or (iii) by the Sub-Adviser upon not upon at least ten (10) days’, but not more than sixty (60) days’ written notice to the Adviser and the Trust.

Sub-Adviser

Tuttle Tactical Management, LLC, a Delaware limited liability company, located at 155 Lockwood Drive, Riverside, CT 06878, (“TTM”) has been approved as a sub-adviser to the Fund. Subject to the oversight of the Adviser, the Sub-Adviser will provide investment management services to the Fund consistent with the Fund’s investment policies and restrictions as set forth in the Fund’s prospectus and statement of additional information. the Sub-Adviser is responsible for all portfolio management decisions with respect to the Fund. The Sub-Adviser was founded in 2012 and had approximately $172 million in assets under management as a firm as of June 30, 2016.

Below is the name and principal occupation of each principal executive officer, director or controlling entity of the Sub-adviser as of June 30, 2016, as to the best of the Trust’s knowledge. The business address for each person listed below is 155 Lockwood Road, Riverside, CT 06878.

Name	Title & Principal Occupation
Matthew Tuttle	Managing Member, Chief Investment Officer and Chief Compliance Officer

IV. CURRENT AND PROFORMA FEES

Because the Sub-Adviser’s fees will be paid from the Fund’s management fee under the Sub-Advisory Agreement, the Fund’s fees and expenses are not changed by the new Sub-Advisory Agreement. Therefore, no comparative expense tables are presented.

V.	BOARD CONSIDERATIONS IN APPROVING THE SUB-ADVISORY AGREEMENT
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In connection with a regular meeting held on May 26, 2016, the Board of Trustees of the Trust, including a majority of the Independent Trustees, discussed the approval of the sub-advisory agreement between the Sub-Adviser and the Adviser on behalf of the Fund (the “Sub-Advisory Agreement”). In considering the proposed Sub-Advisory Agreement, the Board received materials specifically relating to the Sub-Advisory Agreement. The Board Members were assisted by independent legal counsel throughout the Agreement review process.  The Board relied upon the advice of independent legal counsel and their own business judgment in determining the material factors to be considered in evaluating the Sub-Advisory Agreement and the weight to be given to each such factor.  The conclusions reached by the Trustees were based on a comprehensive evaluation of all of the information provided and were not the result of any one factor.  Moreover, each Trustee may have afforded different weight to the various factors in reaching his conclusions with respect to the Sub-Advisory Agreement:

Nature, Extent and Quality of Services. The Trustees reviewed TTM’s 15(c) Response, which provided an overview of the services to be provided by TTM, as well as information on the firm’s personnel and the compliance and litigation record. The Trustees considered the professional experience of TTM’s key personnel and noted the firm’s experience managing two other exchange traded funds. The Trustees next considered that TTM will be responsible for day to day investment activities of the Fund, as well as for monitoring the Fund’s compliance both with legal standards and trading within the Fund’s investment strategy. The Trust’s CCO informed the Trustees that he had reviewed the TTM’s compliance manual and procedures and had found the sub-advisor’s compliance program to be adequate. After further discussion, the Trustees concluded that it is reasonable to expect that the sub-advisor will provide a level of service consistent with the Advisor’s and the Board’s expectations.

Performance. The Trustees reviewed the performance of the composites representing two strategies of TTM. The Trustees noted that although the strategies of the composite accounts were not comparable to the strategies of the Fund, the performance track records of the other TTM strategies provided a basis to assess TTM’s ability to produce solid performance results. The Board noted that TTM’s growth strategy composite had outperformed the Morningstar Tactical Allocation Category for the one-year and five-year periods ending April 30, 2016 and TTM’s U.S. Core ETF’s strategy composite had underperformed the Morningstar Tactical Allocation Category for the one-year period ending April 30, 2016. The Trustees recalled their discussion earlier in the meeting with representatives of Rational and noted their expectation that TTM would provide good performance results for the Fund. After further discussion, the Trustees concluded that there is a reasonable basis to believe that TTM will obtain positive returns to shareholders of the Fund.

Fees and Expenses. The Trustees considered that the proposed sub-advisory fee charged by TTM for its services to the fund is 65% of the net advisory fee paid by the Fund to Rational, noting that management fee payable to Rational by the Fund is 0.60% of daily net assets. The Trustees acknowledged that the sub-advisory fee charged to the Fund is lower than the fee which the sub-advisor otherwise charges for its services currently. The Trustees were

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pleased that Advisor had negotiated a competitive fee for the Fund to the benefit of shareholders. The Trustees concluded that the sub-advisory fee was not unreasonable.

The Trustees then discussed the allocation of fees between the Rational and TTM relative to their respective duties and other factors, and agreed, based on the advisor’s continued belief that the sub-advisor is meeting its expectations, that the allocation of fees between the advisor and the sub-advisor was appropriate.

Profitability. The Trustees considered the sub-advisor’s projected profitability in connection with its relationship with the Fund. The Trustees acknowledged that the portfolio manager of TTM was not paid a salary independent of the profits due to his ownership interest in the firm which inflates TTM’s profitability analysis by eliminating a major expense. The Trustees concluded, after further discussion of the sub-advisor’s profitability analysis, that the profitability from the sub-advisor’s relationship with the Fund is not an issue at this time.

Economies of Scale. The Trustees considered whether the sub-advisor anticipates realizing economies of scale with respect to the management of the Fund. The Trustees agreed that this was primarily an advisor level issue and should be considered with respect to the overall advisory contract, taking into consideration the impact of the sub-advisory expense.

Conclusion. Having requested and received such information from the advisor and the sub-advisor as the Trustees believed to be reasonably necessary to evaluate the terms of the Sub-Advisory Agreement, and as assisted by the advice of Counsel, the Trustees concluded that approval of the Sub-Advisory Agreement was in the best interests of the US Market Rotation Strategy ETF.

VI. OTHER MATTERS

Security Ownership of Management and Certain Beneficial Owners. As of June 30, 2016, the only shareholders known to the Trust to be the beneficial owner of more than 5% of the outstanding shares of the Fund are listed below.

Name & Address	Shares	Percentage of Fund
Cede & Co.	125,000	100%
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As of June 30, 2016, the Trustees and officers of the Trust, individually and as a group, did not own any of the Fund’s outstanding shares.

The Trust will furnish, without charge, a copy of the Fund’s most recent annual or semi-annual report to any shareholder upon request. To obtain the Fund’s semi-annual or annual report, please contact the Fund by calling (855) 477-3837, or by writing to Strategy Shares, 36 North New York Avenue, Huntington, NY 11743

Operation of the Fund. The Fund is diversified series of the Trust. The Trust’s principal offices are located at 36 N. New York Avenue, Huntington, NY . The Board of Trustees supervises the business activities of the Fund. Like other mutual funds, the Fund retains various organizations to perform specialized services. The Fund currently retains the Adviser as Fund manager and investment adviser. Foreside Fund Services, LLC (the “Distributor”), serves as principal underwriter and distributor of the Fund. Citi Fund Services Ohio, Inc. provides the Fund with transfer agent, portfolio accounting and financial administration services.

Shareholder Proposals. The Trust is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust within a reasonable time before the Trust’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. The cost of preparation, printing and distribution of this Information Statement is an expense of the Fund.

Delivery of Documents to Shareholders Sharing an Address. Only one Notice Regarding Internet Availability of this Information Statement is being delivered to multiple shareholders sharing an address unless the Trust has received contrary instructions from one or more of the shareholders. Upon written or oral request, the Trust will promptly deliver a separate copy of the Notice Regarding Internet Availability or this Information Statement to a shareholder at a shared address to which a single copy of the document was delivered. Contact the Fund by calling (855) 477-3837 or by writing to the Fund, c/o Strategy Shares, 36 North New York Avenue, Huntington, NY 11743. Shareholders at shared addresses can also contact the Fund to indicate their preference regarding receiving multiple or single copies annual or semi-annual reports, information statements or Notices of Internet Availability of information statements or proxy materials at their shared address.

BY ORDER OF THE BOARD OF TRUSTEES

Jerry Szilagyi, President

Dated : August 24, 2016

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ANNEX A

SUB-ADVISORY AGREEMENT

SUB-ADVISORY AGREEMENT, between Rational Advisors, Inc., an Ohio Corporation (the "Adviser"), and Tuttle Tactical Management, LLC (the “Sub-Adviser”).

WHEREAS, the Adviser acts as an investment adviser to series of Strategy Shares, a Delaware statutory trust (the "Trust"), pursuant to a Management Agreement dated as of January 1, 2016 (the "Management Agreement");

WHEREAS, the Adviser warrants and represents to the Sub-Adviser that Adviser has full legal authority to engage unaffiliated investment managers as sub-advisers to manage accounts and or assets designated for the Adviser’s management by the Trust;

WHEREAS, the Sub-Adviser is registered with the Securities and Exchange Commission as an investment advisor under the Investment Advisors Act of 1940, as amended (the”Advisers Act”);

WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Adviser desires to retain the Sub-Adviser to render investment advisory services to the US Equity Rotation Strategy (the “Fund”), a series of shares of beneficial interest of the Trust, and the Sub-Adviser is willing to render such services.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the parties hereto agree as follows:

Appointment and Status of Sub-Adviser. The Adviser hereby appoints the Sub-Adviser to provide investment advisory services to the Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor of the Adviser and the Trust and shall, unless otherwise expressly provided herein or authorized by the Adviser or the Board of Trustees of the Trust from time to time, have no authority to act for or represent the Adviser or the Trust in any way or otherwise be deemed an agent of the Adviser or the Trust.

Sub-Adviser's Duties. Subject to the general supervision of the Trust's Board of Trustees (the "Board") and the Adviser, the Sub-Adviser shall, employing its discretion, manage the investment operations of the Fund and the composition of the portfolio of securities and investments (including cash) belonging to the Fund, including the purchase, retention and

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disposition thereof and the execution of agreements relating thereto, in accordance with the Fund’s investment objective, policies and restrictions as stated in the Fund's then-current Prospectus and Statement of Additional Information (together, the "Prospectus") and subject to the following understandings:

(a)	The Sub-Adviser shall furnish a continuous investment program for the Fund and determine from time to time what investments or securities will be purchased, retained or sold by the Fund and what portion of the assets belonging to the Fund will be invested or held uninvested as cash;
(b)	The Sub-Adviser shall use its best judgment in the performance of its duties under this agreement;
(c)	The Sub-Adviser, in the performance of its duties and obligations under this agreement for the Fund, shall act in conformity with the Trust's declaration of trust, its by-laws and the Fund's prospectus and with the reasonable instructions and directions of the Trust's Board of Trustees and the Adviser, and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations;
(d)	The Sub-Adviser shall determine the securities to be purchased or sold by the Fund and will place portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities, subject to paragraph heading: Execution of Purchase and Sale Orders below;
(e)	The Sub-Adviser shall maintain books and records with respect to the securities transactions of the Fund and shall render to the adviser and the Trust's Board of Trustees such periodic and special reports as the Adviser or the board may reasonably request;
(f)	The Sub-Adviser shall provide the Trust's custodian and fund accountant on each business day with information about the Funds’ securities transactions, and with such other information relating to the Trust as may be required under the terms of the then-current custody agreement between the Trust and the custodian;
(g)	The Sub-Adviser shall respond promptly to any request from the Adviser or the Funds’ fund accountant for assistance in obtaining price sources for securities held by the Fund or determining a price when a price source is not available, and promptly review the prices used by the Funds’ accountant to determine net asset value and advise the Fund’s accountant promptly if any price appears to be incorrect;
(h)	The Sub-Adviser shall be responsible for: (1) directing the manner in which proxies solicited by issuers of securities beneficially owned by the Fund shall be voted, and (2) making any elections relative to any mergers, acquisitions, tender offers,
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bankruptcy proceedings or other type events pertaining to the securities held by the Fund;

(i)	The Sub-Adviser hereby represents that it has adopted a written code of ethics complying with the requirements of rule 17j-1 under the 1940 Act and will provide the Adviser and the Trust with a copy of the code and evidence of its adoption. Within 45 days of the last calendar quarter of each year while this agreement is in effect, the Sub-Adviser shall provide to the board a written report that describes any issues arising under the code of ethics since the last report to the board, including, but not limited to, information about material violations of the code and sanctions imposed in response to the material violations; and which certifies that the sub-adviser has adopted procedures reasonably necessary to prevent access persons (as that term is defined in rule 17j-1) from violating the code;
(j)	The Sub-Adviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940, as amended, and other applicable federal and state regulations. The Sub-Adviser shall provide to the trust's chief compliance officer an annual written report regarding the sub-adviser's compliance program.

Custodian. The assets of the Fund shall be held by an independent custodian, not Adviser nor Sub-Adviser. The Sub-Adviser is authorized to give instructions to the custodian with respect to all investment decisions regarding the Fund and the custodian is authorized and directed to effect transactions for the Fund and otherwise take such actions as the Sub-Adviser shall reasonably direct in connection with the performance of the Sub-Adviser 's obligations in respect of the Fund.

Risk Acknowledgment. Adviser acknowledges that Sub-Adviser does not guarantee the future performance of the Fund or any specific level of performance, nor the success of Sub-Adviser's overall management of the Fund. Accordingly, Adviser acknowledges and agrees that Sub-Adviser shall not have any legal or financial responsibility for performance or losses unless directly attributable to the gross negligence or willful misconduct of the Sub-Adviser, including the Sub-Adviser’s failure to adhere to any investment policies and restrictions as described in the Fund’s prospectus and statement of additional information.

Directions to the Sub-Adviser. Adviser will be responsible for forwarding Adviser and/or Trust directions, notices and instructions to Sub-Adviser, in writing, which shall be effective upon receipt by the Sub-Adviser. The Sub-Adviser shall be fully protected in relying upon any such direction, notice, or instruction until it has been duly advised in writing of changes therein.

Execution of Purchase and Sale Orders. In connection with purchases or sales of portfolio securities for the account of the Fund, the Sub-Adviser will arrange for the placing of all orders for the purchase and sale of portfolio securities for the account with brokers or dealers selected by the Sub-Adviser, subject to review of this selection by the Board from time to time. The Sub-

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Adviser will be responsible for the negotiation and the allocation of principal business and portfolio brokerage. In the selection of such brokers or dealers and the placing of such orders, the Sub-Adviser will at all times seek, for the Funds the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer.

The Sub-Adviser should generally seek favorable prices and commission rates that are reasonable in relation to the benefits received. In seeking best qualitative execution, the Sub-Adviser is authorized to select brokers or dealers who also provide brokerage and research services to the Funds and/or the other accounts over which it exercises investment discretion. The Sub-Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a Fund portfolio transaction that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker or dealer. The determination may be viewed in terms of either a particular transaction or the Sub-Adviser's overall responsibilities with respect to the Funds and to accounts over which the Sub-Adviser exercises investment discretion. The Trust and the Sub-Adviser understand and acknowledge that, although the information may be useful to the Funds and the Sub-Adviser, it is not possible to place a dollar value on such information. The Board shall periodically review the commissions paid by the Funds to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Funds. The Sub-Adviser may not give consideration to sales of shares of the Funds as a factor in the selection of brokers and dealers to execute Fund portfolio transactions.

Subject to the provisions of the 1940 Act, and other applicable law, the Sub-Adviser, any of its affiliates or any affiliates of its affiliates may retain compensation in connection with effecting a Fund's portfolio transactions, including transactions effected through others. If any occasion should arise in which the Sub-Adviser gives any advice to clients of the Sub-Adviser concerning the shares of the Funds, the Sub-Adviser will act solely as investment counsel for such client and not in any way on behalf of the Funds. The Sub-Adviser's services to the Funds pursuant to this Agreement are not to be deemed to be exclusive and it is understood that the Sub-Adviser may render investment advice, management and other services to others, including other registered investment companies.

Books and Records. The Sub-Adviser shall keep the Trust's books and records required to be maintained by it pursuant to Section 2(e) of this Agreement. The Sub-Adviser agrees that all records that it maintains for the Trust are the property of the Trust and it will promptly surrender any of such records to the Trust upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by the Sub-Adviser with respect to the Trust by Rule 31a-1 under the 1940 Act.

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Expenses of the Sub-Adviser. During the term of this Agreement, the Sub-Adviser will pay all expenses (including without limitation the compensation of all trustees or officers of the Trust, if any, who are "interested persons" of the Sub-Adviser, as defined in the 1940 Act) incurred by it in connection with its activities under this Agreement other than the cost of securities and investments purchased for the Funds (including taxes and brokerage commissions, if any). Notwithstanding the foregoing, the Sub-Adviser is not obligated to pay the compensation or expenses of the Trust's Chief Compliance Officer, regardless of whether the Chief Compliance Officer is affiliated with the Sub-Adviser.

Compensation of the Sub-Adviser. For the services provided and the expenses borne pursuant to this Agreement, the Adviser will pay to the Sub-Adviser as full compensation therefor a fee equal to sixty five percent (0.65) of the net advisory fees paid by each Fund to the Adviser. Net advisory fees are defined as management fees less fee waivers due to the expense caps and any revenue sharing, administration, account-based and asset-based fees or sub-transfer agency fees not paid by the Fund. This fee for each month will be paid to the Sub-Adviser during the succeeding month. The Adviser is solely responsible for the payment of the Sub-Adviser's fees, and the Sub-Adviser agrees not to seek payment of its fees from the Trust or the Fund.

Liability. Neither the Sub-Adviser nor its shareholders, members, officers, directors, employees, agents, control persons or affiliates of any thereof, shall be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the matters to which this Agreement relates except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

Any person, even though also a director, officer, employee, shareholder, member or agent of the Sub-Adviser, who may be or become an officer, director, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with the Sub-Adviser's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder, member or agent of the Sub-Adviser, or one under the Sub-Adviser's control or direction, even though paid by the Sub-Adviser.

Duration and Termination. The term of this Agreement shall begin on the date and year the Fund commences investment operations and, unless sooner terminated as hereinafter provided, shall continue in effect for a period of two (2) years. This Agreement shall continue in effect from year to year thereafter, subject to termination as hereinafter provided, if such continuance is approved at least annually (a) by a majority of the outstanding voting securities (as defined in the 1940 Act) of each Fund or by vote of the Trust's Board of Trustees, cast in person at a meeting

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called for the purpose of voting on such approval, and (b) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. The Sub-Adviser shall furnish to the Adviser and the Trust, promptly upon their request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment thereof.

This Agreement may be terminated at any time on at least 60 day’s prior written notice to the Sub-Adviser, without the payment of any penalty, (i) by vote of the Board of Trustees, (ii) by the Adviser, (iii) by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or (iv) in accordance with the terms of any exemptive order obtained by the Trust or the Fund under Section 6(c) of the 1940 Act, exempting the Trust or the Funds from Section 15(a) and Rule 18f-2 under the 1940 Act. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on at least 60 days' prior written notice to the Adviser and the Trust. Termination of this Agreement and/or the services of the Sub-Adviser will not affect (i) the validity of any action previously taken by Sub-Adviser under this Agreement; (ii) liabilities or obligations of the parties for transactions initiated before termination of this Agreement; or (iii) the Fund’s obligation to pay advisory fees to Adviser. If this Agreement is terminated by the Adviser or Sub-Adviser, Sub-Adviser will have no further obligation to take any action subsequent to termination with respect to the Fund except as may be reasonably required pursuant to the notice of termination and in furtherance of its role as a fiduciary in order to facilitate an orderly transition of the management of the Fund. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

Non-Exclusive Management. Sub-Adviser, its officers, employees, and agents, may have or take the same or similar positions in specific investments for their own accounts, or for the accounts of other clients, as the Sub-Adviser does for the Fund. Adviser expressly acknowledges and understands that Sub-Adviser shall be free to render investment advice to others and that Sub-Adviser does not make its investment management services available exclusively to Adviser or the Fund. Nothing in this Agreement shall impose upon the Sub-Adviser any obligation to purchase or sell, or to recommend for purchase or sale, for the Fund any security which the Sub-Adviser, its principals, affiliates or employees, may purchase or sell for their own accounts or for the account of any other client, if in the reasonable opinion of the Sub-Adviser such investment would be unsuitable for the Fund or if the Sub-Adviser determines in the best interest of the Fund such purchase or sale would be impractical.

Good Standing. Adviser and Sub-Adviser hereby warrant and represent that they are each investment advisers in good standing that their respective regulatory filings are current and accurately reflect their advisory operations, and that they are in compliance with applicable state and federal rules and regulations pertaining to investment advisers. In addition, Adviser and Sub-

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Adviser further warrant and represent that neither is (nor any of their respective Associated Persons are) subject to any statutory disqualification set forth in Sections 203(e) and 203(f) of the Investment Advisers Act of 1940 (or any successor Advisers Act sections or rules), nor are they currently the subject of any investigation or proceeding which could result in statutory disqualification. Adviser and Sub-Adviser acknowledge that their respective obligations to advise the other with respect to these representations shall be continuing and ongoing, and should any representation change for any reason, each warrants to advise the other immediately, together with providing the corresponding pertinent facts and circumstances.

Amendment. This Agreement may be amended by mutual consent of the Adviser and the Sub-Adviser, provided the Trust approves the amendment (a) by vote of a majority of the Trustees of the Trust, including Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) if required under then current interpretations of the 1940 Act by the Securities and Exchange Commission, by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of each Fund affected by such amendment.

Privacy Notice/Confidentiality. The Adviser and Sub-Adviser acknowledge prior receipt of the other’s Privacy Notice and Policy. Adviser and Sub-Adviser agree to safeguard all information pertaining to the Fund consistent with the requirements of applicable state and federal privacy statutes pertaining to registered investment advisers.

Notice. Whenever any notice is required or permitted to be given under any provision of this Agreement, such notice shall be in writing, shall be signed by or on behalf of the party giving the notice and shall be mailed by first class or express mail, or sent by courier or facsimile with confirmation of transmission to the other party at the addresses or facsimile numbers specified on page 1 or to such other address as a party may from time to time specify to the other party by such notice hereunder. Any such notice shall be deemed duly given when delivered at such address.

Arbitration. Subject to the conditions and exceptions noted below, and to the extent not inconsistent with applicable law, in the event of any dispute pertaining to this Agreement, Sub-Adviser and Adviser agree to submit the dispute to arbitration in accordance with the auspices and rules of the American Arbitration Association ("AAA"), provided that the AAA accepts jurisdiction. Sub-Adviser and Adviser understand that such arbitration shall be final and binding, and that by agreeing to arbitration, Adviser and Sub-Adviser are waiving their respective rights to seek remedies in court, including the right to a jury trial.

Indemnification. Adviser and Sub-Adviser agree to defend, indemnify and hold harmless the other and each of their respective officers, directors, members, employees and/or agents from

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any and all claims, losses, damages, liabilities, costs and/or expenses directly resulting from the other’s violation of any of the terms of this Agreement. Adviser and Sub-Adviser’s obligations under this paragraph shall survive the termination of this Agreement.

Governing Law. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof, and (b) any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

Severability. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Binding Effect. Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated and that his signature will operate to bind the party indicated to the foregoing terms.

Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereto or otherwise affect their construction or effect.

Change of Control. The Sub-Adviser shall notify Adviser and the Trust in writing at least 60 days in advance of any change of control, as defined in Section 2(a)(9) of the 1940 Act, as will enable the Trust to consider whether an assignment, as defined in Section 2(a)(4) of the 1940 Act, would occur.

Other Business. Except as set forth above, nothing in this Agreement shall limit or restrict the right of any of the Sub-Adviser's directors, officers or employees who may also be a trustee, officer, partner or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Sub-Adviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below.

RATIONAL ADVISORS, INC.	Tuttle Tactical Management

By: /s/ Jerry Szilagyi	By: /s/ Matthew Tuttle

Name : _Jerry Szilagyi______________	Name : Matthew Tuttle

Title: CEO____________________	Title: CEO

Dated: as of June 1, 2016

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US Market Rotation Strategy ETF

(formerly, the US Equity Rotation Strategy ETF)

a series of Strategy Shares

36 N. New York Ave.

Huntington, NY 11743

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the Information Statement that is available to you on the internet relating to the US Market Rotation Strategy ETF (the “Fund”), a series of Strategy Shares (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement describes the recent approval of a new sub-advisory agreement between the Fund’s investment adviser, Rational Advisors, Inc. (the “Advisor”), and Tuttle Tactical Management, LLC (the “Sub-Adviser”), the Fund’s sub-adviser. The sub-advisory agreement between the Advisor and Sub-Adviser, with respect to the Fund (the “Sub-Advisory Agreement”) was approved by the Board of Trustees of the Trust at an in person meeting held on May 26, 2016. The Sub-Advisory Agreement with Sub-Adviser became effective June 1, 2016, when the parties executed the Sub-Advisory Agreement. The Sub-Adviser commenced sub-advisory services for the Fund on June 1, 2016.

The Advisor has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows certain sub-adviser changes to be made without shareholder approval. The Order instead requires that an information statement be sent to shareholders of the Fund. In lieu of physical delivery of the Information Statement, the Fund will make the Information Statement available to you on the Fund’s website.

This Notice of Internet Availability of the Information Statement is being mailed on or about August 26, 2016 to shareholders of record of the Fund as of August 11, 2016. The Information Statement will be available on the Trust’s website at www. strategysharesetfs.com until October 31, 2016. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Trust at info@strategysharesetfs.com or toll-free at 1-855-477-3837.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge.

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.